Exhibit 1.1

EXECUTION VERSION

THE RYLAND GROUP, INC.

(a Maryland corporation)

$200,000,000

1.625% Convertible Senior Notes due 2018

Terms Agreement

May 10, 2012

To:                              The Ryland Group, Inc.

3011 Townsgate Road

Suite 200

Westlake Village, California  91361-3027

Dear Sirs:

Reference is made to The Ryland Group, Inc. Convertible Debt Securities Underwriting Agreement Basic Provisions, dated May 10, 2012 (the “Underwriting Agreement”).  This Agreement is the Terms Agreement referred to in the Underwriting Agreement.  We offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement, the following securities (“Securities”) on the following terms:

Title:	1.625% Convertible Senior Notes due 2018

Principal Amount to be Issued:	$200,000,000

Over-allotment Option:

$25,000,000. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the aggregate principal amount of the Option Securities as to which the several Underwriters are exercising the option and the Option Delivery Date. The aggregate principal amount of Option Securities to be purchased by each Underwriter shall be the same percentage of the total aggregate principal amount of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as the Representatives in their absolute discretion shall make to ensure that the Option Securities are not issued in minimum denominations of less than $1,000 or whole multiples thereof.

Date of Maturity:	May 15, 2018

Interest Payment:	May 15 and November 15 of each year, commencing November 15, 2012

Public Offering Price:	100% of the aggregate principal amount plus accrued interest, if any, from and including May 16, 2012.

Purchase Price:	100% (payable in immediately available funds)

Underwriting Commission:	3.00%

Subsidiary Guarantees:	Fully and unconditionally guaranteed on an unsecured and unsubordinated basis by the subsidiaries listed on the signature page hereto.

Conversion Rate and Other Terms:	As set forth in Pricing Term Sheet dated May 10, 2012 referenced in Schedule 1 hereto.

Closing Date and Location:	May 16, 2012, 10:00 A.M. (New York Time); Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017

Joint Book-Running Managers and Representatives:	Citigroup Global Markets Inc. J.P. Morgan Securities LLC

Co-Manager:	UBS Securities LLC

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Additional Underwriters, if any:	None.

Underwriter controlling lock-up release under Section 5(q) of the Underwriting Agreement:	Citigroup Global Markets Inc.

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All provisions contained in the Underwriting Agreement, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.

The Company and the Subsidiary Guarantors jointly and severally represent and warrant to us that the representations and warranties of the Company and the Subsidiary Guarantors set forth in Section 1 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.  Except as otherwise provided above, all of the provisions contained in the Underwriting Agreement, a copy of which is attached hereto as Annex A, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.  Terms defined in such document are used herein as therein defined.  The term “registration statement” appearing in Section 1(a) of the Underwriting Agreement shall be deemed to refer to the Registration Statement on Form S-3 (file number 333-179206) initially filed with the Commission on January 27, 2012.

As contemplated by Section 2 of the Underwriting Agreement, attached as Schedule A hereto is a completed list of our underwriting commitment, which shall be a part of this Agreement and the Underwriting Agreement.  As contemplated by Section 1 of the Underwriting Agreement, attached as Schedule 1 hereto is a complete list of the Issuer Free Writing Prospectuses, which shall be a part of this Agreement and the Underwriting Agreement.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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If the foregoing is in accordance with your understanding of the agreement between the Underwriters and you, please sign and return to the Underwriters a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement between the Underwriters and you in accordance with its terms and the terms of the Underwriting Agreement.

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.

			By:	/s/ Richard Moriarty
				Name:	Richard Moriarty
				Title:	Managing Director

J.P. MORGAN SECURITIES LLC

			By:	/s/ Santosh Sreenivasan
				Name:	Santosh Sreenivasan
				Title:	Managing Director

For themselves and as Representatives of the several Underwriters named in Schedule A to the foregoing Agreement

Confirmed and accepted as of the date first above written:

THE RYLAND GROUP, INC.

By:	/s/ Gordon A. Milne
	Name:	Gordon A. Milne
	Title:	Executive Vice President and
Chief Financial Officer

(Signature page continued on next page)

Confirmed and accepted as of the date first above written:

Moore’s Orchard, LLC (1)
RH Builders of Indiana, Inc. (2)
RH Investment of Indiana, Inc. (2)
RH of Indiana, L.P. (3)
RH of Texas Limited Partnership (4)
Ryland Communities, Inc. (2)
Ryland Homes Investment-Texas, Inc. (2)
Ryland Homes Nevada, LLC (5)
Ryland Homes of Texas, Inc. (2)
Ryland Homes of Arizona, Inc. (2)
Ryland Homes of California, Inc. (2)
Ryland Organization Company (2)
Ryland Ventures III, Inc. (2)
The Regency Organization, Inc. (2)
The Ryland Corporation (2)

(Signature page continued on next page)

(1)	By:	Ryland Ventures III, Inc.
Its: General Manager

		By:	/s/ Timothy J. Geckle
Name: Timothy J. Geckle
Title: Secretary

(2)	By:	/s/ Timothy J. Geckle
Name: Timothy J. Geckle
Title: Secretary

(3)	By:	RH Builders of Indiana, Inc.
Its: General Partner

		By:	/s/ Timothy J. Geckle
Name: Timothy J. Geckle
Title: Secretary

(4)	By:	Ryland Homes of Texas, Inc.
Its: General Partner

		By:	/s/ Timothy J. Geckle
Name: Timothy J. Geckle
Title: Secretary

(5)	By:	The Ryland Group, Inc.
Its: Sole Member

		By:	/s/ Timothy J. Geckle
Name: Timothy J. Geckle
Title: Secretary

SCHEDULE A

Underwriter	Principal Amount of Securities to be Purchased
Citigroup Global Markets Inc.	$120,000,000
J.P. Morgan Securities LLC	60,000,000
UBS Securities LLC	20,000,000
Total	$200,000,000

ANNEX A

EXECUTION VERSION

THE RYLAND GROUP, INC.

Convertible Debt Securities

Underwriting Agreement Basic Provisions

May 10, 2012

The basic provisions set forth herein are intended to be incorporated by reference in a terms agreement (a “Terms Agreement”) of the type referred to in Section 2 hereof.  With respect to any particular Terms Agreement, the Terms Agreement, together with the provisions hereof incorporated therein by reference, is herein referred to as this “Agreement” and all references herein to the “Terms Agreement” shall refer to each respective Terms Agreement.  Terms defined in the Terms Agreement are used herein as therein defined.  The term “Representative,” as used herein, means the Underwriter or Underwriters (as defined below) named in a Terms Agreement as Representative or Representatives.  If no Underwriter or Underwriters are named in the Terms Agreement as Representative or Representatives, then the terms “Underwriters” and “Representatives” as used herein shall mean the Underwriter (if only one) or all Underwriters (if more than one) listed in such Terms Agreement.

The Ryland Group, Inc., a Maryland corporation (the “Company”), may issue and sell from time to time series of its convertible debt securities registered under the registration statement referred to in Section 1(a) hereof (the “Underwritten Securities”) to the Underwriters (the “Underwriters”) named in the Terms Agreement relating to any such Securities.  The Underwritten Securities may have varying designations, denominations, interest rates and payment dates, maturities, redemption provisions, conversion rates and selling prices and may be guaranteed by certain of the Company’s subsidiaries (the “Subsidiary Guarantors”), with all such terms for any particular series of Securities (together with any other terms relating to such series) to be determined and set forth in the Terms Agreement relating to the series. The Company may also grant to the Underwriters an option to purchase an additional principal amount of Underwritten Securities to cover over-allotments (the “Option Securities”; the Option Securities, together with the Underwritten Securities, hereinafter called the “Securities”). The Securities will be convertible into shares of Common Stock, par value $1.00 per share (the “Common Stock”), of the Company.

1.             The Company and the Subsidiary Guarantors (upon becoming parties hereto), jointly and severally, represent, warrant and agree that as of the Execution Time and on the Delivery Date:

(a)           (i)  A registration statement on Form S-3, including a related Base Prospectus, with respect to the Securities has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has become effective.  If any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of the Terms Agreement, the most recent such amendment has been declared effective by the Commission.  Copies of such registration statement as amended as of the Execution Time have been delivered by the Company to the Representatives.  As used in this Agreement, (i) “Preliminary Prospectus” means any preliminary prospectus supplement to the Base Prospectus referred to above specifically relating to the Subject Securities (as defined below) which is used prior to the filing of the Final Prospectus, together with the Base Prospectus; (ii) “Registration Statement” means the registration statement referred to above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed part of such registration statement pursuant to Rule 430B of the Rules and Regulations, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Delivery Date, shall also mean such registration statement as so amended; (iii) “Base Prospectus” shall mean the base prospectus referred to above contained in the Registration Statement at the Execution Time; (iv) “Final Prospectus” means the prospectus supplement specifically relating to the Securities to be purchased by the Underwriters pursuant to the Terms Agreement (the “Subject Securities”) that was first filed pursuant to Rule 424(b) of the Rules and Regulations after the Execution Time, together with the Base Prospectus; (v)  “Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405 of the Rules and Regulations; (vi) “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 of the Rules and Regulations; (vii) “Disclosure Package” shall mean (A) the Base Prospectus, (B) the Preliminary Prospectus used most recently prior to the Execution Time, (C) the Issuer Free Writing Prospectuses, if any, identified in Schedule 1 to the Terms Agreement, and (D) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package; and (viii) “Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective; (ix) “Execution Time” shall mean the time when sales of the Securities were first made.

(ii)           The Company meets the requirements for the use of Form S-3 under the Act, and as of the Execution Time the Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, the Final Prospectus or the Registration Statement; no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or, to the knowledge of the Company or any Subsidiary Guarantor, threatened by the Commission; no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company.

(iii)          Any reference herein to the Registration Statement, the Preliminary Prospectus, the Disclosure Package or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement and, if the Company files any document pursuant to the Exchange Act after the date of this Agreement and prior to the termination of the offering of the Subject Securities by the Underwriters, which documents are deemed to be incorporated by reference into the Final Prospectus, such filing shall constitute an amendment or supplement to the Final Prospectus and the term “Final Prospectus” shall refer also to said prospectus as supplemented by the documents so filed from and after the time said documents are filed with the Commission.

(b)           On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Delivery Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Delivery Date (the “Option Delivery Date”), the Final Prospectus (and any supplement thereto) will, contain all statements which are required to be contained therein by the Act, the Exchange Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission under such acts; on the Effective Date and on the Delivery Date the indenture, including any amendments and supplements thereto, pursuant to which the Subject Securities and any related guarantees (the “Subsidiary Guarantees”) will be issued (the “Indenture”), did or will conform with the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of the Final Prospectus and any amendment or supplement thereto and on the Delivery Date and the Option Delivery Date, if applicable, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Subsidiary Guarantors, if any, make no representation or warranty as to information contained or omitted from the Registration Statement or the Final Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives specifically for inclusion therein.  The foregoing representations, warranties and agreements shall not apply to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification under the Trust Indenture Act (Form T-1) of the Trustee under the Indenture.  The Indenture has been qualified under the Trust Indenture Act.

(c)           (i)  The Disclosure Package and (ii) each electronic roadshow used by the Company when taken together as a whole with the Disclosure Package do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Subsidiary Guarantors, if any, make no representation or warranty as to information contained or omitted from the Registration Statement or the Final Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives specifically for inclusion therein.

(d)           Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company through the Representatives specifically for inclusion therein.

(e)           Neither the Company nor any of its subsidiaries (as defined in Rule 405 of the Rules and Regulations) is in violation of its corporate charter or by-laws or other organizational documents or in default under any agreement, indenture or instrument, the effect of which violation or default would be material to the Company and its subsidiaries taken as a whole; the execution, delivery and performance of the Terms Agreement (including the provisions of this “Underwriting Agreement Basic Provisions”), the consummation of the transactions contemplated hereby and compliance by the Company with the provisions of the Subject Securities and the Indenture will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to the terms of, or result in a breach of any of the terms of or constitute a default under, any loan agreement, indenture, mortgage, deed of trust, other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in a violation of the corporate charter or by-laws or other organizational documents of the Company or any of its subsidiaries or any law, statute or any applicable order, rule or regulation of any court, regulatory body, administrative agency or governmental agency or authority having jurisdiction over the Company, any of its subsidiaries or their respective properties; and except as required by the Act, the Trust Indenture Act, the Exchange Act and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court, regulatory body, administrative agency or governmental agency or authority is required for the execution, delivery and performance of this Agreement and the Indenture by the Company and the Subsidiary Guarantors, if any, and the consummation of the transactions contemplated hereby.

(f)            Except as contemplated in the Disclosure Package and the Final Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package and the Final Prospectus, (i) there has been no material adverse change in the financial condition, prospects, earnings, business, properties or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, and (ii) there has not been any material change, on a consolidated basis, in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries.

(g)           Ernst & Young, whose report appears in the Company’s most recent Annual Report on Form 10-K (and, if applicable, Current Report on Form 8-K) which is incorporated by reference in the most recent Preliminary Prospectus and the Final Prospectus, is an independent registered public accounting firm as required by the rules and regulations adopted by the Public Company Accounting Oversight Board (United States), by the Act and the Rules and Regulations.

(h)           The audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus and the Final Prospectus present fairly the financial condition and results of operations of the entities to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; and the supporting schedules included or incorporated by reference in the most recent Preliminary Prospectus and the Final Prospectus present fairly the information required to be stated therein.  The unaudited financial statements of the Company included or incorporated by reference in the most recent Preliminary Prospectus and the Final Prospectus and the related notes, present fairly, in all material respects, the financial position of the Company and its subsidiaries and, to the extent applicable are prepared in accordance with the instructions to Form 10-Q.

(i)            On the Delivery Date (as defined in Section 4 hereof) (i) the Indenture will have been validly authorized, executed and delivered by the Company and, if applicable, the Subsidiary Guarantors and will constitute the legally binding obligation of the Company and, if applicable, the Subsidiary Guarantors, enforceable in accordance with its terms; (ii) the Subject Securities will have been validly authorized for issuance, and, upon execution, authentication, delivery and payment therefor as provided in this Agreement and the Indenture, will be validly issued and outstanding, and will constitute valid and legally binding obligations of the Company enforceable against the Company and entitled to the benefits of the Indenture; (iii) the Subsidiary Guarantees will have been validly authorized by the Subsidiary Guarantors and, when duly executed and delivered by the Subsidiary Guarantors in accordance with the terms of the Indenture, upon the due execution, authentication and delivery of the Subject Securities in accordance with the Indenture and the issuance of the Subject Securities in the sale to the Underwriters contemplated by this Agreement, will constitute valid and legally binding obligations of the Subsidiary Guarantors enforceable against the Subsidiary Guarantors and entitled to the benefits of the Indenture; (iv) the shares of Common Stock issuable upon conversion of the Subject Securities have been validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Subject Securities and the Indenture, will be validly issued, fully paid and non-assessable; and (v) the Subject Securities, the Indenture, the Subsidiary Guarantees and the Common Stock will conform to the descriptions thereof contained in the Disclosure Package and the Final Prospectus.

(j)            The Company and each of its subsidiaries have been duly incorporated or organized, are validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization, are duly qualified to do business and in good standing as foreign corporations or other entities in each jurisdiction in which their respective ownership of property or the conduct of their respective businesses requires such qualifications (except where the failure to so qualify would not have a material adverse effect upon the Company and its subsidiaries taken as a whole).

(k)           The Company and each of its subsidiaries have all requisite power and authority and all necessary material authorizations, approvals, orders, licenses, certificates and permits of and from all regulatory or governmental officials, bodies and tribunals, to own or lease their respective properties and to conduct their respective businesses as now being conducted and as described in the Disclosure Package and the Final Prospectus; and all such authorizations, approvals, licenses, certificates and permits are in full force and effect, and the Company and each of its subsidiaries are in all material respects complying therewith.

(l)            Except as contemplated in the most recent Preliminary Prospectus and the Final Prospectus, there is not pending or, to the knowledge of the Company or any Subsidiary Guarantor, threatened any action, suit or proceeding to which the Company or any of its subsidiaries is a party, before or by any court, regulatory body, administrative agency or governmental agency or authority that is reasonably likely to result in any material adverse change in the net worth, financial condition or results of operations of the Company and its subsidiaries taken as a whole, or is reasonably likely to materially adversely affect the properties or assets of the Company and its subsidiaries taken as a whole.

(m)          The documents incorporated by reference in the Registration Statement, the Prospectus, any amendment or supplement thereto or any Preliminary Prospectus, when they became or become effective under the Act or were or are filed with the Commission under the Exchange Act, as the case may be, conformed or will conform in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

(n)           There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations, or which were required to be filed as exhibits to any document incorporated by reference in the Preliminary Prospectus or Final Prospectus by the Exchange Act or the rules and regulations of the Commission thereunder, which have not been filed as exhibits to the Registration Statement or to such document or incorporated therein by reference as permitted by the Rules and Regulations or the rules and regulations of the Commission under the Exchange Act, as the case may be.

(o)           The Terms Agreement (including the provisions of this “Underwriting Agreement Basic Provisions”) has been duly authorized, executed and delivered by the Company and each Subsidiary Guarantor and the Company and each Subsidiary Guarantor has full power and authority to execute, deliver and perform the Terms Agreement (including the provisions of this “Underwriting Agreement Basic Provisions”).

(p)           There are no holders of securities of the Company who, by reason of the filing of the Registration Statement under the Act or the execution by the Company of this Agreement, have the right to request or demand that the Company register under the Act securities held by them.

(q)           The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal control over financial reporting.

(r)            The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and that the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidance applicable thereto.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(s)           The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2.             The obligation of the Underwriters to purchase, and the Company to sell, the Subject Securities is evidenced by a Terms Agreement delivered at the time the Company determines to sell the Subject Securities.  The obligations of the Underwriters to purchase the Subject Securities will be several and not joint.  The Terms Agreement specifies the firm or firms which will be Underwriters, the principal amount of the Subject Securities to be purchased by each Underwriter, the purchase price to be paid by the Underwriters for the Subject Securities, the public offering price of the Subject Securities, the firm, if any, which will serve as a “qualified independent underwriter” within the meaning of Conduct Rule 2720 of the Financial Industry Regulatory Authority, Inc. (in such capacity and not otherwise the “QIU”) with respect to the offering of the Subject Securities and the amount of the underwriting discount to be received by such firm which shall be deemed compensation for its services as QIU and certain terms of the Subject Securities not already specified in the Indenture (including, without limitation, designations, denominations, interest rates and payment dates, maturity, redemption provisions, conversion rates and sinking fund requirements).

3.             The Company shall not be obligated to deliver any Subject Securities except upon payment for all Subject Securities to be purchased pursuant to this Agreement as hereinafter provided.

If any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Subject Securities which the defaulting Underwriter agreed but failed to purchase in the respective proportions which the principal amount of Subject Securities set forth in the Terms Agreement to be purchased by each remaining non-defaulting Underwriter bears to the aggregate principal amount of Subject Securities set forth in such Terms Agreement for all the remaining non-defaulting Underwriters; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any Subject Securities if the aggregate principal amount of Subject Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 9.99% of the total principal amount of Subject Securities, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the principal amount of Subject Securities set forth in the Terms Agreement to be purchased by it.  If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Underwriters who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Subject Securities.  If the remaining Underwriters or other underwriters satisfactory to the remaining Underwriters do not elect to purchase the Subject Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of the expenses as set forth in Section 5(m) and with respect to any non-defaulting Underwriter as set forth in Section 6 and shall not continue to be liable for the payment of expenses of any defaulting Underwriter as set forth in Section 6.

Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, it may have to the Company and any non-defaulting Underwriter for damages caused by its default.  If other Underwriters agree to purchase the Subject Securities of a defaulting Underwriter, either the remaining non-defaulting Underwriters or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, any Preliminary Prospectus or the Final Prospectus or in any other document or arrangement.

4.             Delivery of and payment for the Underwritten Securities and the Option Securities (if the option to purchase Option Securities shall have been exercised on or before the third business day immediately preceding the Delivery Date) shall be made at the office of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, at 10:00 A.M., New York City time, on the third business day following the Execution Time or at such other location, time and date as shall be agreed upon between the Underwriters and the Company.  This date and time are sometimes referred to as the “Delivery Date.”  On the Delivery Date, the Company shall deliver the Underwritten Securities and the Option Securities, if applicable, to the Underwriters against payment to or upon the order of the Company of the purchase price payable in immediately available funds.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  The Underwritten Securities and the Option Securities, if applicable, shall be prepared in definitive fully registered form in such denominations, and registered in such names as the Underwriters shall request in writing not less than two full business days prior to the Delivery Date.  The Company shall make the Underwritten Securities and the Option Securities, if applicable, available for inspection by the Underwriters in New York, New York not later than 1:00 P.M., New York City time, on the business day prior to the Delivery Date.

If the option to purchase Option Securities is exercised after the third business day immediately preceding the Delivery Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives at the office of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, at 10:00 A.M., New York City time, on the date specified by the Representatives (which shall be within three business days after exercise of said option) or at such other location, time and date as shall be agreed upon between the Underwriters and the Company. If settlement for the Option Securities occurs after the Delivery Date, the Company shall deliver the Option Securities to the Underwriters against payment to or upon the order of the Company of the purchase price payable in immediately available funds.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  The Option Securities shall be prepared in definitive fully registered form in such denominations, and registered in such names as the Underwriters shall request in writing not less than two full business days prior to the Option Delivery Date.  The Company shall make the

Option Securities available for inspection by the Underwriters in New York, New York not later than 1:00 P.M., New York City time, on the business day prior to the Option Delivery Date. The obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Delivery Date pursuant to Section 9 hereof.

5.             The Company and the Subsidiary Guarantors, jointly and severally, agree:

(a)           To furnish promptly to the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed and each amendment or supplement thereto filed with the Commission, including all documents incorporated therein by reference and all consents and exhibits filed therewith.

(b)           To deliver promptly to the Underwriters such number of the following documents as the Underwriters may request during the period referred to in (c) below:  (i) conformed copies of the Registration Statement (excluding exhibits other than the computation of the ratio of earnings to fixed charges, the Indenture and this “Underwriting Agreement Basic Provisions”, (ii) any Preliminary Prospectus, (iii) the Final Prospectus, (iv) any Issuer Free Writing Prospectus and (v) any documents incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus or the Final Prospectus.

(c)           Prior to the termination of the offering of the Subject Securities, not to file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished a copy thereof to the Underwriters and to counsel for the Underwriters and obtained the consent of the Underwriters to the filing (which consent shall not be unreasonably withheld; provided, however, with respect to any filing that is required to be made under the Exchange Act, prior consent of the Underwriters to such filing will not be required hereunder if it would be impracticable to obtain such consent prior to the time such filing is required to be made).

(d)           To cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.

(e)           To advise the Underwriters promptly (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Subject Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information (to the extent that the amendment or supplement relates to or covers the Subject Securities), (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act, (v) of receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vi) of receipt by the

Company of any notification with respect to the suspension of the qualification (or exemption from qualification) of the Subject Securities for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose.

(f)            If, during the period referred to in (d) above, the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain as soon as possible the withdrawal of that order at the earliest possible time.

(g)           To prepare any material required to be filed by the Company pursuant to Rule 433(d) under the Act and to file any such materials within the applicable time periods prescribed for such filings by Rule 433.  To prepare a final term sheet, containing solely a description of final terms of the Subject Securities and the offering thereof, in a form approved by the Representatives and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(h)           If, at any time prior to the filing of a final prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as the Representatives may reasonably request.

(i)            The Company agrees that, unless it has obtained or will obtain the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Subject Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the information contained in the final term sheet prepared and filed pursuant to Section 5(g) above and any electronic roadshow; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule 1 to the Terms Agreement.  Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. Notwithstanding anything to the contrary herein, the Company consents to the use by any Underwriter of a Free Writing Prospectus that contains only (A) information describing only the preliminary terms of the Subject Securities or their offering and that is included in the final term sheet of the Company, or (B) other information that is not “issuer information” as defined in Rule 433 of the Rules and Regulations.

(j)            As soon as practicable after the date of each Terms Agreement, to make generally available to its security holders and to deliver to the Underwriters an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(k)           During the period of three years after the date of any Terms Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

(l)            To promptly arrange, in cooperation with the Underwriters, for the qualification, or exemption from qualification, of the Subject Securities for sale under the laws of such jurisdictions as the Underwriters may designate and will maintain such qualifications in effect so long as required for the distribution of the Subject Securities and will pay all fees and expenses (including reasonable counsel fees and expenses) relating to the qualification of the Subject Securities under the securities laws pursuant to this Section 5(l); provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(m)          To pay the costs incident to the authorization, issuance, sale and delivery of the Subject Securities and any taxes payable in that connection; the costs incident to the preparation, printing and filing under the Act of the Registration Statement and any amendments, supplements and exhibits thereto; the costs incident to the preparation, printing and filing of any document and any amendments and exhibits thereto required to be filed by the Company under the Exchange Act; the costs of distributing the Registration Statement as originally filed and each amendment and post-effective amendment thereof (including exhibits), any preliminary prospectus, the Preliminary Prospectus, any Free Writing Prospectus, the Final Prospectus and any documents incorporated by reference in any of the foregoing documents; the costs of printing this Agreement; the costs of any filings with the Financial Industry Regulatory Authority, Inc.; fees paid to rating agencies in connection with the rating of the Subject Securities; the fees and expenses of listing the Common Stock on the New York Stock Exchange; the fees and expenses of qualifying the Subject Securities under the securities laws of the several jurisdictions as provided in this Section and of preparing and printing a Blue Sky Memorandum, and a memorandum concerning the legality of the Subject Securities as an investment (including reasonable fees of counsel to the Underwriters payable with respect thereto); and all other costs and expenses incident to the performance of the Company’s obligations under this Agreement; provided that, except as provided in this Section and in Section 6 and Section 10 hereof, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Subject Securities which they may sell and the expenses of advertising any offering of the Subject Securities made by the Underwriters.

(n)           Subject to Section 5(c) hereof, until the termination of the offering of the Subject Securities, to timely file all documents, and any amendments to previously filed documents, required to be filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(o)           If at any time when the Final Prospectus relating to the Subject Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event relating to or affecting the Company or any of its subsidiaries occurs as a result of which the Final Prospectus as then supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, or if it is necessary, at any time to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act, including in connection with use or delivery of the Final Prospectus, the Company will (i) promptly notify the Representatives thereof, (ii) will prepare an amendment or supplement or new registration statement (in form and substance reasonably satisfactory to counsel to the Underwriters) or, with the consent of counsel to the Underwriters (which shall not be unreasonably withheld), make an appropriate filing pursuant to Section 13 or 14 of the Exchange Act which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to the Representatives in such quantities as the Representatives may reasonably request.

(p)           During the period beginning on the date of the Term Agreement and continuing to the Delivery Date, not to publicly offer, sell, contract to sell or otherwise dispose of any debt securities of the Company with maturities longer than one year, other than the Subject Securities to the Underwriters.

(q)           The Company will not, without the prior written consent of one or more of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, until 60 days after the Delivery Date, provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

(r)            The Company will reserve and keep available at all times, free of preemptive rights, the full number of shares of Common Stock issuable upon conversion of the Subject Securities.

(s)           Between the date hereof and the Delivery Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion rate.

6.             (a)  The Company and each of the Subsidiary Guarantors, jointly and severally, shall indemnify and hold harmless each Underwriter, its affiliates, partners, directors, officers, employees and agents and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any losses, claims, damages or liabilities, joint or several, to which they may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Subject Securities, the Final Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such indemnified party for any legal and other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Subsidiary Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Subject Securities, the Final Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Underwriters through the Representatives specifically for use in the preparation thereof.  This indemnity agreement is in addition to any liability which the Company and any Subsidiary Guarantor may otherwise have to any Underwriter.

(b)           Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and each Subsidiary Guarantor against any losses, claims, damages or liabilities, joint or several, to which their directors and officers who signed the Registration Statement, and any person who controls the Company and each Subsidiary Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities (or actions in respect thereof), arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Subject Securities, the Final Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated

therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use in the preparation thereof; and shall reimburse such indemnified party for any legal and other expenses reasonably incurred by the Company or any Subsidiary Guarantor  in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against an indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to the indemnified party of its election to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party under such subsection for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (plus any local counsel), approved by the Representatives in the case of paragraph (a) of this Section 6, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(d)           If the indemnification provided in this Section 6 shall be unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, or liabilities, referred to in subsection (a) or (b) above, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Underwriters on the other from the offering of the Subject Securities or (ii) if the allocation provided by the clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Subsidiary Guarantors on the one hand and the Underwriters on the other with respect to the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the proportion as the total net proceeds from the offering of the Subject Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Subsidiary Guarantors on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Subsidiary Guarantors and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this subsection (d).  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim that is subject to this subsection (d).  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Subject Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this subsection (d) are several in proportion to their respective underwriting obligations and not joint.

(e)           The obligations of the Company and the Subsidiary Guarantors under this Section 6 shall be in addition to any liability that the Company and the Subsidiary Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each affiliate, partner, director, officer, employee and agent of any Underwriter and to each person, if any, who controls any Underwriter within the meaning of either the Act or the Exchange Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company or the Subsidiary Guarantors (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company and the Subsidiary Guarantors), to each officer of the Company and the Subsidiary Guarantors who has signed the Registration Statement and to each person, if any, who controls the Company and the Subsidiary Guarantors within the meaning of either the Act or the Exchange Act.

(f)            The indemnity agreements contained in this Section and in Section 7 and the representations, warranties and agreements of the Company and the Subsidiary Guarantors in Section 1 and Section 5 hereof shall survive the delivery of the Subject Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

7.             (a)  The Company and each Subsidiary Guarantor, jointly and severally, shall indemnify and hold harmless the firm, if any, acting as QIU against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject in its capacity as QIU, under the Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Subject Securities, the Final Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the QIU for any legal and other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that such firm, in its capacity as QIU, shall not be entitled to indemnification pursuant to this Section 7 in respect of any losses, claims, damages or liabilities to the extent and only to the extent that it would be denied indemnification in its capacity as an Underwriter pursuant to Section 6 hereof in respect of such losses, claims, damages or liabilities.  This indemnity agreement is in addition to any liability which the Company and the Subsidiary Guarantors may otherwise have.

(b)           Promptly after receipt by the QIU under subsection (a) above of notice of the commencement of any action, the QIU shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to the QIU otherwise than under such subsection.  In case any such action shall be brought against the QIU, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to the QIU (who shall not, except with the consent of the QIU, be counsel to the indemnifying party), and after notice from the indemnifying party to the QIU of its election to assume the defense thereof, the indemnifying party shall not be liable to the QIU under such subsection for any legal or other expenses subsequently incurred by the QIU in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if the defendants in any such action include both the QIU and the indemnifying party and the QIU shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the QIU shall have the right to select separate counsel to defend such action on behalf of itself; provided, further, that the QIU shall not have such right to select separate counsel if any Underwriter or Underwriters shall have exercised their right set forth in the proviso in Section 6(c) to select separate counsel in respect of such action, in which case, such counsel shall represent the QIU as well.  Upon receipt of notice from the indemnifying party to the QIU of its election so to appoint counsel to defend such action and approval by the QIU of such counsel, the indemnifying party will not be liable to the QIU under this Section 7 for any legal or other expenses subsequently incurred by the QIU in connection with the defense thereof unless (i) the QIU shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (plus any local counsel), approved by the QIU in the case of paragraph (a) of this Section 7, representing the QIU under such paragraph (a)), (ii) the indemnifying party shall not have employed counsel satisfactory to the QIU to represent the QIU within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the QIU at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

(c)           If the indemnification provided in this Section 7 shall be unavailable or insufficient to hold harmless the QIU under subsection (a) above then the indemnifying party shall contribute to the amount paid or payable by the QIU in its capacity as QIU as a result of the losses, claims, damages or liabilities, referred to in subsection (a) above, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the QIU on the other from the offering of the Subject Securities or (ii) if the allocation provided by the clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Subsidiary Guarantors on the one hand and the QIU on the other with respect to the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the QIU on the other shall be deemed to be in the proportion as the total net proceeds from the offering of the Subject Securities (before deducting expenses) received by the Company as set forth in the table on the cover page of the Final Prospectus bear to the portion of the underwriting discount received by the QIU which is deemed to be compensation for its services as QIU as set forth in the applicable Terms Agreement.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Subsidiary Guarantors on the one hand or the QIU on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Subsidiary Guarantors and the QIU agree that it would not be just and equitable if contributions pursuant to this subsection (c) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this subsection (c).  The amount paid by the QIU as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (c) shall be deemed to include, any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such action or claim that is subject to this subsection (c).  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d)           The obligations of the Company and the Subsidiary Guarantors under this Section 7 shall be in addition to any liability that the Company and the Subsidiary Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the QIU within the meaning of either the Act or the Exchange Act.  For purposes of this Section 7, each person who controls the QIU within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as the QIU.

8.             The obligations of the Underwriters under this Agreement may be terminated by the Underwriters by giving notice as hereinafter specified at any time prior to the Delivery Date or the Option Delivery Date, as the case may be, if (i) any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the most recent Preliminary Prospectus and the Final Prospectus (excluding any amendment or supplement thereto), the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Subject Securities being delivered in connection therewith on the terms and in the manner contemplated in the Preliminary Prospectus, (ii) the Company shall have failed, refused or been unable, at or prior to the Delivery Date or the Option Delivery Date, as the case may be, to perform any agreement on its part to be performed hereunder, (iii) any other condition of the Underwriter’s obligations hereunder is not fulfilled, (iv) trading of the Company’s capital stock on the New York Stock Exchange or trading generally on the New York Stock Exchange or the American Stock Exchange shall have been suspended, (v) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or the American Stock Exchange, by such Exchange or by the Commission or any other governmental authority having jurisdiction, (vi) a material disruption in securities settlement, payment or clearance services in the United States, (vii) a banking moratorium shall have been declared by Federal, Maryland or New York authorities, (viii) a downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) or such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities, (ix) the outbreak or escalation of hostilities or acts of terrorism involving the United States or the declaration by the

United States of a national emergency or war or (x) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, inadvisable or impractical to proceed with the public offering, sale or delivery of the Subject Securities.  Any such termination shall be without liability of any party to any other party with respect to Subject Securities not purchased by reason of such termination except that the provisions of Sections 6 and 7 hereof shall at all times be effective. If the Underwriters elect to terminate this Agreement as provided in this Section, the Company shall be notified promptly by the Underwriters by telephone, telex or telecopy, confirmed by letter.

9.             The respective obligations of the Underwriters under this Agreement with respect to the Subject Securities are subject to the accuracy, as of the Execution Time, on the Delivery Date and the Option Delivery Date, as the case may be, of the representations and warranties of the Company contained herein, the performance by the Company and the Subsidiary Guarantors, if any, of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a)           The Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(g) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433.

(b)           As of the Delivery Date and the Option Delivery Date, as the case may be, (i)  no stop order suspending the effectiveness of the Registration Statement nor any similar order directed to any document incorporated by reference in the Preliminary Prospectus or the Final Prospectus shall have been issued and prior to that time no stop order proceeding shall have been initiated or, to the knowledge of the Company or any Subsidiary Guarantor, threatened by the Commission, (ii) no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or, to the knowledge of the Company or any Subsidiary Guarantor, threatened by the Commission, (iii) no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company, (iv) no challenge shall have been made to the accuracy or adequacy of any document incorporated by reference in the Preliminary Prospectus or the Final Prospectus, (v) any request of the Commission for inclusion of additional information in the Registration Statement, the Preliminary Prospectus or the Final Prospectus or otherwise shall have been complied with, and (vi) the Company shall not have filed with the Commission any amendment or supplement to the Registration Statement, the Preliminary Prospectus or the Final Prospectus (or any document incorporated by reference therein) without the consent of the Underwriters (which consent shall not be unreasonably withheld).

(c)           No Underwriter shall have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement, the Disclosure Package or the Final Prospectus (together with any supplement thereto) contain an untrue statement of fact which, in the opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)           All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Subject Securities, the Subsidiary Guarantees, if any, the Common Stock and the Indenture and the form of the Registration Statement, the Preliminary Prospectus or the Final Prospectus (other than financial statements and other financial data) and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all material respects to Simpson Thacher & Bartlett LLP, counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(e)           The Company shall have furnished to the Underwriters the opinion of Timothy J. Geckle, Senior Vice President and General Counsel of the Company addressed to the Underwriters and dated the Delivery Date or the Option Delivery Date, as the case may be, in form and substance satisfactory to the Underwriters and their counsel, to the effect that:

(i)            Each of the Company and the Subsidiary Guarantors (or, if none, the significant subsidiaries (as defined in Rule 405)) has been duly incorporated or organized and is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction in which it is chartered or organized, with full power and authority to own or lease its properties and conduct its business as described in the Disclosure Package, taken as a whole, and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification except where the failure to so qualify would not have a material adverse effect on the business, operations, properties or financial condition of the Company and its subsidiaries taken as a whole;

(ii)           All of the issued and outstanding shares of capital stock of each Subsidiary Guarantor (or, if none, of each significant subsidiary) have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package, taken as a whole, and the Final Prospectus or in such opinion, all outstanding shares of capital stock of the Subsidiary Guarantors (or, if applicable, the significant subsidiaries) are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the best knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances, and the Company has no subsidiaries required by Regulation S-K under the Act to be listed as a subsidiary on Exhibit 21 other than those listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

(iii)          The Indenture has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors and duly qualified under the Trust Indenture Act and is a valid and legally binding instrument of the Company and the Subsidiary Guarantors enforceable in accordance with its terms;

(iv)                              The Subject Securities are in a form contemplated by the Indenture and have been duly authorized by all necessary corporate action, have been duly executed and, assuming the due authentication and delivery thereof by the Trustee (and payment therefor by the Underwriters), are legal, valid and binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Indenture;

(v)                                 The Subsidiary Guarantees have been duly authorized by the Subsidiary Guarantors, have been duly executed and, assuming the due authentication and delivery of the Indenture and the Subject Securities by the Trustee (and payment for the Subject Securities by the Underwriters) and when endorsed on the Subject Securities in the manner provided in the Indenture, are legal, valid and binding obligations of the Subsidiary Guarantors enforceable in accordance with their terms and entitled to the benefits of the Indenture;

(vi)                              The statements in the Disclosure Package and the Final Prospectus under the following (or comparable) captions “Description of Notes,” “General Description of Securities—Description of Debt Securities” and “General Description of Securities—Description of Common Stock”, insofar as they purport to summarize in all material respects the provisions of documents or agreements specifically referred to therein, fairly present the information called for with respect thereto by the Rules and Regulations of the Commission;

(vii)                           To the best knowledge of such counsel, after due inquiry, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in any Preliminary Prospectus and the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement, any Preliminary Prospectus or the Final Prospectus, or to be filed as an exhibit, which is not described or filed as required;

(viii)                        The Registration Statement has become effective under the Act; any required filing of the Base Prospectus, any Preliminary Prospectus and the Final Prospectus,  and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); the final term sheet, containing solely a description of final terms of the Subject Securities and the offering thereof, had been filed pursuant to Rule 433(d) within the time required by such Rule; to the best knowledge of such counsel, after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose or pursuant to Section 8A of the Act have been instituted or threatened, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company, and the Registration Statement and the Final Prospectus and the documents incorporated by reference therein (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Trust Indenture Act and the Exchange Act and the respective rules thereunder;

(ix)                                The Terms Agreement (including the provisions of this “Underwriting Agreement Basic Provisions”) has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors; the execution, delivery and performance of the Terms Agreement (including the provisions of this “Underwriting Agreement Basic Provisions”), the consummation of the transactions contemplated hereby, including the issuance of the Common Stock upon the conversion of the Subject Securities, compliance by the Company with the provisions of the Subject Securities and the Indenture and compliance by the Subsidiary Guarantors with the provisions of the Subsidiary Guarantees and the Indenture will not conflict with or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to the terms of, or constitute a default under, any loan agreement, indenture, mortgage, deed of trust, other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in a violation of the corporate charter or by-laws of the Company or any of the Subsidiary Guarantors (or, if none, the significant subsidiaries) or of any law, order, rule or regulation  of any court, regulatory body, administrative agency or governmental body or arbitrator known to such counsel and having jurisdiction over the Company, any of the Subsidiary Guarantors (or, if none, the significant subsidiaries) or their respective properties;

(x)                                   No consent, authorization or order of, or filing or registration with, any court, regulatory body, administrative agency or governmental body or arbitrator is required for the execution, delivery and performance by the Company or the Subsidiary Guarantors of the Terms Agreement (including the provisions of this “Underwriting Agreement Basic Provisions”), the consummation of the transactions contemplated hereby, compliance by the Company with the provisions of the Subject Securities and the Indenture and compliance by the Subsidiary Guarantors with the provisions of the Subsidiary Guarantees and the Indenture, except such as have been obtained under the Act, the Trust Indenture Act and the Exchange Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Subject Securities and the Subsidiary Guarantees by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

(xi)                                No holders of securities of the Company have rights to the registration of such securities under the Registration Statement; and

(xii)                             The outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the shares of Common Stock issuable upon conversion of the Subject Securities have been duly authorized and, when issued upon conversion of the Subject Securities in accordance with the Indenture, will be validly issued, fully paid and nonassessable; the Board of Directors of the Company has duly and validly adopted resolutions reserving such shares of Common Stock for issuance upon conversion of the Subject Securities; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Subject Securities or shares of Common Stock issuable upon conversion thereof; and the shares of Common Stock are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution on the New York Stock Exchange.

In addition, such opinion shall also contain a statement to the effect that while such counsel is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the Registration Statement, Final Prospectus or Disclosure Package (except as and to the extent set forth in clause (vi) above), based upon the procedures referred to in such opinion nothing has come to the attention of such counsel which leads him to believe that (i) on the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Final Prospectus as of its date and as of the date of the opinion contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel will not comment as to the financial statements and schedules and other financial and statistical data or reports on internal control of financial reporting included or incorporated by reference in the Registration Statement or the Final Prospectus); or (iii) the Disclosure Package, when taken together as a whole, as of the time of the pricing of the offering of the Subject Securities, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

Such opinion may state that it is limited solely to Federal law and the laws of the State of Maryland, except that such counsel has examined (A) the corporate laws of the States of California, Indiana, Delaware, Florida, Texas and Arizona, (B) the limited liability company laws of the State of Delaware, and (C) the limited partnership laws of the State of Indiana solely for the purpose of rendering the opinions concerning the organization of the Subsidiary Guarantors, if any (other than the Subsidiary Guarantors organized under the laws of the State of Maryland), and the due authorization of the execution and delivery of the Terms Agreement and the Subsidiary Guarantees by the Subsidiary Guarantors, if any (other than the Subsidiary Guarantors organized under the laws of the State of Maryland).

(f)                                    DLA Piper LLP (US) shall have furnished to the Underwriters their opinion, addressed to the Underwriters and dated the Delivery Date or the Option Delivery Date, as the case may be, as counsel to the Company, to the effect that:

(i)                                     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Disclosure Package, taken as a whole, and the Final Prospectus;

(ii)                                  The Subsidiary Guarantors organized in Delaware or Maryland have been duly incorporated or organized and are validly existing in good standing under the laws of their respective jurisdictions in which they are organized, with full power and authority to own their respective properties and conduct their respective businesses as described in the Disclosure Package, taken as a whole, and the Final Prospectus;

(iii)                               The Indenture has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors and duly qualified under the Trust Indenture Act and is a valid and legally binding instrument of the Company and the Subsidiary Guarantors enforceable in accordance with its terms;

(iv)                              The Subject Securities are in a form contemplated by the Indenture and have been duly authorized by all necessary corporate action, have been duly executed and, assuming the due authentication and delivery thereof by the Trustee (and payment therefor by the Underwriters) are legal, valid and binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Indenture; and the Subject Securities will be convertible into Common Stock in accordance with their terms and the terms of the Indenture;

(v)                                 The Subsidiary Guarantees have been duly authorized by the Subsidiary Guarantors, have been duly executed and, assuming the due authentication and delivery of the Indenture and the Subject Securities by the Trustee (and payment for the Subject Securities by the Underwriters) and when endorsed on the Subject Securities in the manner provided in the Indenture, are legal, valid and binding obligations of the Subsidiary Guarantors enforceable in accordance with their terms and entitled to the benefits of the Indenture;

(vi)                              The Registration Statement has become effective under the Act; any required filing of the Base Prospectus, any Preliminary Prospectus and the Final Prospectus,  and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); the final term sheet, containing solely a description of final terms of the Subject Securities and the offering thereof, had been filed pursuant to Rule 433(d) within the time required by such Rule; to the best knowledge of such counsel, after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose or pursuant to Section 8A of the Act have been instituted or threatened, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company, and the Registration Statement and the Final Prospectus and the documents incorporated by reference therein (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Trust Indenture Act and the Exchange Act and the respective rules thereunder;

(vii)                           The statements made in the Disclosure Package and the Final Prospectus under the following (or comparable) captions:  “Description of Notes,” “General Description of Securities—Description of Debt Securities” and “General Description of Securities—Description of Common Stock”, insofar as they purport to summarize in all material respects the provisions of documents or agreements specifically referred to therein, fairly present the information called for with respect thereto the Rules and Regulations of the Commission;

(viii)                        The statements made in the Disclosure Package and the Final Prospectus under the caption “Material United States Federal Income Tax Consequences,” insofar as they purport to summarize the applicable U.S. federal income tax law or legal conclusions with respect thereto, are accurate in all material respects.

(ix)                                The Terms Agreement (including the provisions of this “Underwriting Agreement Basic Provisions”) has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors organized in Delaware or Maryland; the execution, delivery and performance of the Terms Agreement (including the provisions of this “Underwriting Agreement Basic Provisions”), compliance by the Company with the provisions of the Subject Securities and the Indenture and compliance by the Subsidiary Guarantors with the provisions of the Subsidiary Guarantees or the consummation of the transactions contemplated herein, including the issuance of the Common Stock upon the conversion of the Subject Securities, or the fulfillment of the terms hereof will not conflict with, result or constitute a default (nor an event which with the notice or lapse of time, or both, would constitute a default) under the charter or by-laws of the Company or Ryland Mortgage Company (“RMC”) or any Subsidiary Guarantor organized under the laws of Delaware or Maryland or the terms of any indenture, other agreement or instrument known to such counsel and to which the Company or RMC or any Subsidiary Guarantor organized under the laws of Delaware or Maryland is a party or bound and which is material to the financial condition of the Company and its subsidiaries taken as a whole or result in a violation of any law, order or regulation known to such counsel to be applicable to the Company or RMC or any Subsidiary Guarantor organized under the laws of Delaware or Maryland of any court, regulatory body, administrative agency or governmental body or arbitrator having jurisdiction over the Company, the Subsidiary Guarantors organized under the laws of Delaware or Maryland or any of their respective properties; and no consent, authorization or order of, or filing or registration with, any court, regulatory body, administrative agency or governmental body or arbitrator is required for the execution, delivery and performance by the Company or the Subsidiary Guarantors of the Terms Agreement (including the provisions of this “Underwriting Agreement Basic Provisions”) compliance by the Company with the provisions of the Subject Securities and the Indenture and compliance by the Subsidiary Guarantors with the provisions of the Subsidiary Guarantees or the consummation of the transactions contemplated herein or the fulfillment of the terms hereof, except such as may be required by the Act, the Trust Indenture Act, the Exchange Act or state securities laws; and

(x)                                   The Company is not and each of the Subsidiary Guarantors is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(xi)                                The shares of Common Stock are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution on the Stock Exchange.

In addition, such opinion shall also contain a statement to the effect that while such counsel is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the Registration Statement, Final Prospectus or Disclosure Package, based upon the procedures referred to in such opinion nothing has come to the attention of such counsel which leads it to believe that (i) on the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Final Prospectus as of its date and as of the date of the opinion contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel will not comment as to the financial statements and schedules and other financial and statistical data or reports on internal control of financial reporting included or incorporated by reference in the Registration Statement or the Final Prospectus); or (iii) the Disclosure Package, when taken together as a whole, as of the time of the pricing of the offering of the Subject Securities, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

Any opinions given by such counsel as to enforceability, if any, may be subject to the effect of liquidation, conservatorship, insolvency, bankruptcy, reorganization, moratorium, and other similar laws generally affecting the rights of creditors, the application of equitable principles (whether in equity or at law) and the availability of equitable remedies (whether in equity or at law).

(g)                                 The Underwriters shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions, dated the Delivery Date or the Option Delivery Date, as the case may be, with respect to the issuance and sale of the Subject Securities, the Subsidiary Guarantees, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplements thereto) and other related matters as the Underwriters may reasonably require, and the Company and the Subsidiary Guarantors shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(h)                                 The Company shall have furnished to the Underwriters on the Delivery Date or the Option Delivery Date, as the case may be, a certificate, dated the Delivery Date or the Option Delivery Date, as the case may be, of its Chairman of the Board, President and Chief Executive Officer and its principal financial or accounting officer stating that:

(i)                                     the representations, warranties and agreements of the Company in Section 1 hereof are true and correct in all material respects as of the Delivery Date or the Option Delivery Date, as the case may be; the Company has complied in all material respects with all of its agreements contained herein to be performed or complied with at or before the Delivery Date or the Option Delivery Date, as the case may be; and the conditions set forth in Section 9(a) hereof have been fulfilled in all material respects;

(ii)                                  they have carefully examined the Registration Statement, the Disclosure Package and any supplements or amendments thereto, as well as each electronic roadshow used to offer the Subject Securities, the Final Prospectus and this Agreement and, in their opinion (A) as of its Effective Date the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Final Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (C) since the effective date of the Registration Statement there has not occurred any event required to be set forth in an amended or supplemented prospectus which has not been so set forth and (D) the Disclosure Package, when taken together as a whole, as of the time of the pricing of the offering of the Subject Securities, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading;

(iii)                               no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose or pursuant to Section 8A of the Act have been instituted or, to the best of the Company’s knowledge, threatened, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company; and

(iv)                              except as set forth in or contemplated in the Disclosure Package and the Final Prospectus, since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus, (i) there has been no material adverse change in the financial condition, prospects, earnings, business, properties or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, and (ii) there has not been any material change, on a consolidated basis, in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries.

(i)                                     Each Subsidiary Guarantor shall have furnished to the Underwriters on the Delivery Date a certificate, dated the Delivery Date or the Option Delivery Date, as the case may be, of its Chairman of the Board, President and Chief Executive Officer or Vice President or its Treasurer, principal financial or accounting officer stating that the representations, warranties and agreements of such Subsidiary Guarantor are true and correct in all material respects as of the Delivery Date or the Option Delivery Date, as the case may be; and such Subsidiary Guarantor has complied in all material respects with all of its agreements contained herein to be performed or complied with at or before the Delivery Date or the Option Delivery Date, as the case may be;

(j)                                     Subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (k) of this Section 9 or (ii) any change, or any development involving a prospective change, in or affecting the business, properties or results of operations of the Company and its subsidiaries taken as a whole.

(k)                                  Prior to the Delivery Date or the Option Delivery Date, as the case may be, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(l)                                     The Company shall have furnished to the Underwriters letters of Ernst & Young, addressed to the Underwriters, dated respectively as of the date of the Terms Agreement, as of the Delivery Date and as of the Option Delivery Date, as the case may be, in form and substance satisfactory to the Representatives, confirming that they are an independent registered public accounting firm within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the respective date of such letter (or, with respect to matters involving changes or development since the respective dates as of which specified financial information is given in the Preliminary Prospectus and the Final Prospectus, as of a date not more than three days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other matters of the type customarily included in accountants’ “comfort letters” to underwriters with respect to financial information and other matters contained in or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus.

(m)                               The shares of Common Stock issuable upon conversion thereof shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives.

(n)                                 At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company addressed to the Representatives.

If any of the conditions specified in this Section 9 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and Simpson Thacher & Bartlett LLP, counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Delivery Date or the Option Delivery Date, as the case may be, by the Representatives.  Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

10.                                 If the Company or the Subsidiary Guarantors shall fail to tender the Subject Securities or the Subsidiary Guarantees on the Delivery Date or the Option Delivery Date, as the case may be, or if the Underwriters shall decline to purchase the Subject Securities for any reason permitted under this Agreement (other than pursuant to Section 3 or any of clauses (iv) (other than with respect to the Company’s capital stock), (v), (vi), (vii), (ix) or (x) of Section 8 hereof), the Company shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the Subject Securities, and upon demand the Company shall pay the full amount thereof to the Underwriters.  If this Agreement is terminated pursuant to Section 3 hereof by reason of the default of one or more Underwriters or pursuant to any of clauses (iv) (other than with respect to the Company’s capital stock), (v), (vi), (vii), (ix) or (x) of Section 8 hereof, the Company shall not be obligated to reimburse any Underwriter on account of such expenses except that the Company will continue to be liable for the payment of the expenses as set forth in Section 5(m) and with respect to any non-defaulting underwriter and the QIU as set forth in Sections 6 and 7, respectively, and shall not continue to be liable for the payment of expenses of any defaulting underwriter as set forth in Section 6.

11.                                 The Company and the Subsidiary Guarantors shall be entitled to act and rely upon any request, consent, notice or agreement of the Underwriters.  Any notice by the Company to the Underwriters shall be sufficient if given in writing or by telegraph addressed to the Representatives at the address set forth for that purpose in the Terms Agreement, and any notice by the Underwriters to the Company shall be sufficient if given by the Representatives in writing or by telecopy addressed to the Company at 3011 Townsgate Road, Suite 200, Westlake Village, California 91361-3027, attention: General Counsel.

12.                                 This Agreement shall be binding upon the Underwriters, the Company, the Subsidiary Guarantors and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Subsidiary Guarantors contained in this Agreement shall also be deemed to be for the benefit of any partner, director or officer or the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Act, (b) the indemnity agreement of the Underwriters contained in Section 6 hereof shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company and (c) the indemnity agreement of the Company contained in Section 7 shall be for the benefit of the QIU.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

13.                                 For purpose of this Agreement, “business day” means any day on which the New York Stock Exchange, Inc. is open for trading.

14.                                 The Company and the Subsidiary Guarantors acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Subsidiary Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Company, the Subsidiary Guarantors or any other person.  Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Subsidiary Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company and the Subsidiary Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Underwriter shall have any responsibility or liability to the Company or the Subsidiary Guarantors with respect thereto. Any review by the Representatives or any Underwriter of the Company, the Subsidiary Guarantors and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter, as the case may be, and shall not be on behalf of the Company, the Subsidiary Guarantors or any other person.

15.                                 THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF NEW YORK.  THE TERMS AGREEMENT MAY BE EXECUTED IN ONE OR MORE COUNTERPARTS, AND IF EXECUTED IN MORE THAN ONE COUNTERPART THE EXECUTED COUNTERPARTS SHALL TOGETHER CONSTITUTE A SINGLE AGREEMENT.

EXHIBIT A

[Letterhead of officer or director]

The Ryland Group, Inc.
Public Offering of Convertible Securities

May       , 2012

[Insert address of Representatives]

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between The Ryland Group, Inc., a Maryland corporation (the “Company”), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Convertible Senior Notes due 2018 (the “Convertible Notes”) of the Company.  The Convertible Notes will be convertible into shares of the common stock, $1.00 par value (the “Common Stock”), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of one or more the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of the Underwriting Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by one or more of the Representatives.

If for any reason the Underwriting Agreement shall be terminated prior to the Delivery Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature of officer or director]

[Name and address of officer or director]

SCHEDULE 1

Final Term Sheet dated May 10, 2012 relating to the 1.625% Convertible Senior Notes due 2018, as filed pursuant to Rule 433 under the Securities Act